Exhibit 99
FOR IMMEDIATE RELEASE:
Orrstown Financial Services, Inc. Reports First Quarter 2022 Results

•Net income of $8.4 million and diluted earnings per share of $0.76 for the quarter ended March 31, 2022 compared to net income of $6.7 million and diluted earnings per share of $0.60 for the quarter ended December 31, 2021
•Net interest margin increased to 3.49% in the first quarter of 2022 from 3.35% in the fourth quarter of 2021; excess liquidity continues to be deployed into commercial loan production and investment security purchases
•First quarter commercial loan growth, excluding Small Business Administration ("SBA") Paycheck Protection Program ("PPP") loans, was $59.7 million, or 17% annualized; consumer loans increased by $6.0 million, or 6% annualized
•Noninterest income of $7.5 million in the first quarter of 2022 compared to $7.3 million in the fourth quarter of 2021
•Noninterest expenses decreased by $0.9 million to $19.4 million in the first quarter of 2022 from $20.3 million in the fourth quarter of 2021; efficiency ratio at 64% for the first quarter of 2022 compared to 68% for the fourth quarter of 2021
•A provision for loan losses of $0.3 million was recorded in the first quarter of 2022 compared to $1.1 million in the fourth quarter of 2021
•The SBA PPP loan portfolio averaged $155.3 million in the three months ended March 31, 2022 as compared to $232.2 million in the three months ended December 31, 2021
•The Company repurchased 181,635 shares of its common stock at an average price of $24.27 per share during the three months ended March 31, 2022
•The Board of Directors declared a cash dividend of $0.19 per common share, payable May 9, 2022, to shareholders of record as of May 2, 2022

SHIPPENSBURG, PA (April 19, 2022) -- Orrstown Financial Services, Inc. ("Orrstown" or the “Company”) (NASDAQ: ORRF), the parent company of Orrstown Bank (the “Bank”), announced earnings for the three months ended March 31, 2022. Net income totaled $8.4 million for the three months ended March 31, 2022, compared with $6.7 million for the three months ended December 31, 2021 and $10.2 million for the three months ended March 31, 2021. Diluted earnings per share totaled $0.76 for the three months ended March 31, 2022, compared with $0.60 for the three months ended December 31, 2021 and $0.92 for the three months ended March 31, 2021.
Thomas R. Quinn, Jr., President & CEO, commented, “Our strong momentum from the second half of 2021 carried into the first quarter with increased net income and significant loan production from both our commercial and retail teams. We are deploying our excess liquidity responsibly to maximize our earning potential while recognizing the challenges of the shifting economic cycle. As interest rates increase and our balance sheet mix shifts from cash to higher yielding assets, we expect our core net interest margin to continue to grow.”
Mr. Quinn added, “Early in 2021, Orrstown's Board of Directors and Management recognized that replenishing income from declining SBA PPP fee recognition over the long-term was critical to the growth of the Company. As a direct result of our organic growth strategy over the past few years, which included several key hires, we are progressively moving towards achieving that goal. While our mortgage and wealth management teams remain successful, we continue to seek alternate sources of earnings, such as swap fees, to offset the potential income reductions from those business lines due to increasing mortgage market challenges and a volatile stock market. In the first quarter of 2022, we were successful in generating fee income from other sources and are optimistic that this will be an ongoing trend throughout the year. We believe that we remain well positioned to grow our franchise.”

DISCUSSION OF RESULTS
Balance Sheet
Loans
Excluding SBA PPP loans, total loans increased by $65.7 million from December 31, 2021 to March 31, 2022, or 15% annualized. SBA PPP loans, net of deferred fees and costs, declined by $59.7 million to $122.5 million at March 31, 2022 from $189.9 million at December 31, 2021 due to forgiveness activity. Commercial loans, excluding SBA PPP loans, increased by $59.7 million, or 17% annualized, from December 31, 2021 to March 31, 2022. Loans held for investment, which includes SBA PPP loans, decreased by $1.7 million from December 31, 2021 to March 31, 2022, or 0.3% annualized, as the impact of SBA PPP loan forgiveness was offset by net commercial loan production.
The remaining gross balance of SBA PPP loans is $124.9 million at March 31, 2022. Net deferred SBA PPP fees of $2.4 million remain at March 31, 2022, substantially all of which are expected to be earned by the end of 2022.
The consumer portfolio grew as residential mortgage loans increased by $4.4 million, or 9% annualized, and home equity lines of credit increased by $4.1 million, or 10% annualized, in the three months ended March 31, 2022. Other installment loans decreased by $2.3 million, or 52% annualized, in the three months ended March 31, 2022.
Investment Securities
Investment securities increased by $56.8 million to $536.5 million at March 31, 2022 compared to $479.7 million at December 31, 2021. During the first quarter of 2022, the Bank purchased municipal securities totaling $62.9 million and agency mortgage-backed securities totaling $32.0 million. This increase in investment securities from purchases during the first quarter was partially offset by net unrealized losses due to market interest rate increases and a partial sale of a municipal security of $3.0 million. See Appendix B for a summary of the Bank's investment securities at March 31, 2022, highlighting the concentrations, credit ratings and credit enhancement levels of the portfolio at such date.
Deposits
Deposits increased by $81.1 million, or 13% annualized, totaling approximately $2.5 billion at both March 31, 2022 and December 31, 2021. In the first quarter of 2022, interest-bearing demand deposits increased by $67.1 million, or 30% annualized, money market and savings deposits increased by $24.1 million, or 14% annualized, and non-interest bearing demand deposits increased by $4.5 million, or 3% annualized, in each case from December 31, 2021. These increases were partially offset by a decrease in certificates of deposits of $14.6 million, or 20% annualized. The increase in deposits resulted from continued high levels of excess liquidity in the system as well as seasonal increases from public fund clients. The Bank's loan-to-deposit ratio was 78% at March 31, 2022, a decrease of 2% from December 31, 2021 due to deposit growth. On a longer-term basis, the Bank continues to target a loan-to-deposit ratio of 90%.

Income Statement
Net Interest Income and Margin
Net interest income remained constant at $22.6 million for the three months ended March 31, 2022 and the three months ended December 31, 2021. Net interest margin on a tax equivalent basis increased to 3.49% in the first quarter of 2022 from 3.35% in the fourth quarter of 2021. The increase in net interest margin was primarily a result of interest income from SBA PPP loan forgiveness on a lower average balance (five basis points), a decrease in average cash (five basis points) and increased accretion on acquired loans (three basis points).
For the three months ended March 31, 2022 and December 31, 2021, there were $73.2 million and $66.9 million of SBA PPP loans forgiven, respectively. Interest income recognized on SBA PPP loans totaled $3.5 million in the three months ended March 31, 2022 as compared to $3.8 million in the three months ended December 31, 2021. This decrease is due to the forgiveness of SBA PPP loans with lower amounts of unrecognized fees in the first quarter of 2022.
Accretion of interest on acquired loans increased by $0.2 million to $0.6 million for the three months ended March 31, 2022 from $0.4 million for the three months ended December 31, 2021. This increase was primarily from accelerated accretion on the payoff of three loans during the first quarter of 2022.
The average cost of deposits was 0.11% in the first quarter of 2022, which is down from 0.12% in the fourth quarter of 2021 and 0.23% in the first quarter of 2021. The maturity of higher yielding certificates of deposit continues to reduce the cost of funds.
Average cash and cash equivalents decreased from $250.3 million in the three months ended December 31, 2021 to $199.8 million in the three months ended March 31, 2022. The decrease reflects the deployment of excess cash balances into commercial loan production and purchases of investment securities.
Provision for Loan Losses
The Company recorded a provision for loan losses of $0.3 million in the three months ended March 31, 2022 compared to $1.1 million for the three months ended December 31, 2021. During the first quarter of 2022, the Company reduced certain qualitative factor assumptions in its allowance calculation. Net recoveries were $28 thousand for the three months ended March 31, 2022 compared to net recoveries of $115 thousand for the three months ended December 31, 2021. The allowance for loan losses totaled $21.5 million at March 31, 2022, compared with $21.2 million at December 31, 2021.
Asset quality metrics strengthened further in the first quarter of 2022. Nonperforming loans decreased by $0.9 million to $5.5 million at March 31, 2022 from $6.4 million at December 31, 2021 due to $0.6 million returning to accruing status and payoffs of $0.4 million. Nonperforming loans were 0.28% and 0.33% of gross loans at March 31, 2022 and December 31, 2021, respectively. As a result of reduced nonperforming loans, the ratio of the allowance for loan losses to nonaccrual loans was 390% at March 31, 2022 compared to 328% at December 31, 2021. The allowance for loan losses to non-SBA guaranteed loans(1) remained steady at 1.2% at March 31, 2022 and December 31, 2021. Management believes the allowance for loan losses to be adequate based on current asset quality metrics and economic conditions.

(1) Non-GAAP measure. See Appendix A for additional information.

Noninterest Income
Noninterest income totaled $7.5 million in the three months ended March 31, 2022 compared with $7.3 million in the three months ended December 31, 2021.
Swap fee income increased by $0.8 million in the first quarter of 2022 due to increased client interest in locking in rates in the rising interest rate environment.
Mortgage banking income decreased by $0.5 million from $1.2 million in the fourth quarter of 2021 to $0.7 million in the first quarter of 2022. Current market conditions, including low housing inventory and a rising interest rate environment, caused a decline in residential mortgage loan production and corresponding reductions in the residential mortgage loan pipeline and secondary market sales during the first quarter of 2022. These changes resulted in a decrease in the gain on sale of residential mortgage loans of $0.7 million compared to the fourth quarter of 2021. Mortgage loans sold totaled $31.9 million in the first quarter of 2022 compared with $43.7 million in the fourth quarter of 2021. As of March 31, 2022, the Bank serviced $508.7 million of residential mortgage loans, an increase of $6.2 million compared to December 31, 2021.
For the three months ended March 31, 2022, net losses on investment securities were $146 thousand, which included an other-than-temporary impairment ("OTTI") charge on one $14.7 million par value non-agency collateralized mortgage obligation ("CMO"). The security is expected to be called by the issuer in the second quarter of 2022 due to a default. The security was written down to the expected call value. The impairment charge of $171 thousand was partially offset by a realized gain of $21 thousand from the sale of one municipal security.
Other income equaled $1.0 million in both the first quarter of 2022 and the fourth quarter of 2021. The first quarter included a gain on the sale of an SBA loan of $0.3 million, while fourth quarter included $0.3 million in gains from the sales of two bank-owned properties.
Noninterest Expenses
Noninterest expenses decreased by $0.9 million to $19.4 million in the three months ended March 31, 2022 from $20.3 million in the three months ended December 31, 2021.
Salaries and benefits decreased by $0.8 million to $11.3 million for the three months ended March 31, 2022 from $12.1 million for the three months ended December 31, 2021. The decrease was attributed primarily to performance-based bonus and incentive compensation recognized during the fourth quarter of 2021, partially offset by an increase in employee benefit costs and employment taxes in the first quarter of 2022 as these costs typically are higher early in the year.
For the three months ended March 31, 2022, advertising and bank promotions decreased by $0.4 million to $0.3 million from $0.7 million in the fourth quarter of 2021 due to the contributions to the Pennsylvania Educational Improvement Tax Credit Program in the fourth quarter of 2021.
Income Taxes
The Company's effective tax rate for the first quarter of 2022 was 19.4% compared with 21.1% for the fourth quarter of 2021. The Company's effective tax rate for the three months ended March 31, 2022 is less than the 21% federal statutory rate due to tax-exempt income, including interest earned on tax-exempt loans and securities and income from life insurance policies, as well as tax credits. The higher effective tax rate in the fourth quarter of 2021 is consistent with higher levels of pre-tax income during 2021 and the impact it had on our tax rate.
Capital
Shareholders’ equity totaled $254.8 million at March 31, 2022, a decrease of $16.9 million from $271.7 million at December 31, 2021. The decrease was primarily attributable to an increase in unrealized losses on available-for-sale securities due to a substantial increase in market interest rates, as well as dividends paid, partially offset by net income. Tangible book value per share(1) decreased by 6% from $22.32 per share at December 31, 2021 to $21.03 per share at March 31, 2022 as a result of the decrease in shareholders' equity.

(1) Non-GAAP measure. See Appendix A for additional information.

The Company's tangible common equity ratio decreased to 8.1% at March 31, 2022 from 8.8% at December 31, 2021 due primarily to the decrease in tangible equity from the unrealized losses on available-for-sale securities. The Company's Tier 1 leverage ratio was 8.8% at March 31, 2022 and 8.5% at December 31, 2021 due to the decrease in average assets caused primarily by the decrease in average cash. The Company's total risk-based capital ratio was 14.3% at March 31, 2022 and 15.0% at December 31, 2021 as the Company has been deploying its cash into commercial lending and investment security purchases.
The Board of Directors approved a quarterly dividend of $0.19 per share, payable May 9, 2022, to shareholders of record as of May 2, 2022. The dividend payout ratio totaled 25% for the three months ended March 31, 2022 compared to 31% for the three months ended December 31, 2021. At this time, the Company continues to believe that capital is adequate to support the risks inherent in the balance sheet, as well as growth requirements.

Investor Relations Contact:	Media Contact:
Neelesh Kalani	Luke Bernstein
Chief Financial Officer	Corporate Communications Officer
Phone (717) 510-7097	Phone (717) 510-7107

ORRSTOWN FINANCIAL SERVICES, INC.
FINANCIAL HIGHLIGHTS (Unaudited)

	Three Months Ended
	March 31,	March 31,
(Dollars in thousands, except per share amounts)	2022	2021

Profitability for the period:
Net interest income	$22,573	$21,855
Provision for loan losses	300	(1,000)
Noninterest income	7,474	7,544
Noninterest expenses	19,364	17,783
Income before income taxes	10,383	12,616
Income tax expense	2,015	2,409
Net income available to common shareholders	$8,368	$10,207

Financial ratios:
Return on average assets (1)	1.20%	1.44%
Return on average equity (1)	12.65%	16.31%
Net interest margin (1)	3.49%	3.38%
Efficiency ratio	64.4%	60.5%
Income per common share:
Basic	$0.77	$0.93
Diluted	$0.76	$0.92

Average equity to average assets	9.47%	8.85%

(1) Annualized.

ORRSTOWN FINANCIAL SERVICES, INC.
FINANCIAL HIGHLIGHTS (Unaudited)
(continued)
	March 31,	December 31,
	2022	2021
At period-end:
Total assets	$2,900,537	$2,834,565
Total deposits	2,545,992	2,464,929
Loans, net of allowance for loan losses	1,956,799	1,958,806
Loans held-for-sale, at fair value	7,403	8,868
Securities available for sale	529,730	472,438
Borrowings	26,412	25,197
Subordinated notes	31,978	31,963
Shareholders' equity	254,804	271,656

Credit quality and capital ratios (1):
Allowance for loan losses to total loans	1.09%	1.07%
Total nonaccrual loans to total loans	0.28%	0.33%
Nonperforming assets to total assets	0.19%	0.23%
Allowance for loan losses to nonaccrual loans	390%	328%
Total risk-based capital:
Orrstown Financial Services, Inc.	14.3%	15.0%
Orrstown Bank	13.8%	14.0%
Tier 1 risk-based capital:
Orrstown Financial Services, Inc.	11.7%	12.2%
Orrstown Bank	12.7%	12.9%
Tier 1 common equity risk-based capital:
Orrstown Financial Services, Inc.	11.7%	12.2%
Orrstown Bank	12.7%	12.9%
Tier 1 leverage capital:
Orrstown Financial Services, Inc.	8.8%	8.5%
Orrstown Bank	9.5%	8.9%

Book value per common share	$23.00	$24.29

(1) Capital ratios are estimated, subject to regulatory filings

ORRSTOWN FINANCIAL SERVICES, INC.
CONSOLIDATED BALANCE SHEETS (Unaudited)

(Dollars in thousands, except per share amounts)	March 31, 2022	December 31, 2021
Assets
Cash and due from banks	$26,446	$21,217
Interest-bearing deposits with banks	187,792	187,493
Cash and cash equivalents	214,238	208,710
Restricted investments in bank stocks	6,791	7,252
Securities available for sale (amortized cost of $548,305 and $466,806 at March 31, 2022 and December 31, 2021, respectively)	529,730	472,438
Loans held for sale, at fair value	7,403	8,868
Loans	1,978,307	1,979,986
Less: Allowance for loan losses	(21,508)	(21,180)
Net loans	1,956,799	1,958,806
Premises and equipment, net	33,704	34,045
Cash surrender value of life insurance	70,622	70,217
Goodwill	18,724	18,724
Other intangible assets, net	3,891	4,183
Accrued interest receivable	8,642	8,234
Other assets	49,993	43,088
Total assets	$2,900,537	$2,834,565
Liabilities
Deposits:
Noninterest-bearing	$557,756	$553,238
Interest-bearing	1,988,236	1,911,691
Total deposits	2,545,992	2,464,929
Securities sold under agreements to repurchase	24,624	23,301
FHLB advances and other	1,788	1,896
Subordinated notes	31,978	31,963
Accrued interest and other liabilities	41,351	40,820
Total liabilities	2,645,733	2,562,909
Shareholders’ Equity
Preferred stock, $1.25 par value per share; 500,000 shares authorized; no shares issued or outstanding	—	—
Common stock, no par value—$0.05205 stated value per share 50,000,000 shares authorized; 11,247,545 shares issued and 11,078,990 outstanding at March 31, 2022; 11,258,167 shares issued and 11,183,050 outstanding at December 31, 2021	585	586
Additional paid—in capital	188,033	189,689
Retained earnings	84,943	78,700
Accumulated other comprehensive (loss) income	(14,674)	4,449
Treasury stock— 168,555 and 75,117 shares, at cost at March 31, 2022 and December 31, 2021, respectively	(4,083)	(1,768)
Total shareholders’ equity	254,804	271,656
Total liabilities and shareholders’ equity	$2,900,537	$2,834,565

ORRSTOWN FINANCIAL SERVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

	Three Months Ended
	March 31,	March 31,
(In thousands, except per share amounts)	2022	2021
Interest income
Loans	$21,369	$21,511
Investment securities - taxable	1,598	1,879
Investment securities - tax-exempt	722	500
Short-term investments	101	39
Total interest income	23,790	23,929
Interest expense
Deposits	685	1,392
Securities sold under agreements to repurchase	7	9
FHLB advances and other	22	171
Subordinated notes	503	502
Total interest expense	1,217	2,074
Net interest income	22,573	21,855
Provision for loan losses	300	(1,000)
Net interest income after provision for loan losses	22,273	22,855
Noninterest income
Service charges	1,073	885
Interchange income	981	955
Swap fee income	953	53
Wealth management income	2,869	2,723
Mortgage banking activities	721	2,189
Investment securities (losses) gains	(146)	145
Other income	1,023	594
Total noninterest income	7,474	7,544
Noninterest expenses
Salaries and employee benefits	11,337	10,197
Occupancy, furniture and equipment	2,567	2,518
Data processing	1,053	1,019
Advertising and bank promotions	355	425
FDIC insurance	283	194
Professional services	808	721
Taxes other than income	564	451
Intangible asset amortization	292	334
Other operating expenses	2,105	1,924
Total noninterest expenses	19,364	17,783
Income before income tax expense	10,383	12,616
Income tax expense	2,015	2,409
Net income	$8,368	$10,207

Share information:
Basic earnings per share	$0.77	$0.93
Diluted earnings per share	$0.76	$0.92
Weighted average shares - basic	10,860	10,975
Weighted average shares - diluted	11,008	11,074

ORRSTOWN FINANCIAL SERVICES, INC.
ANALYSIS OF NET INTEREST INCOME
Average Balances and Interest Rates, Taxable-Equivalent Basis (Unaudited)
	Three Months Ended
	3/31/2022			12/31/2021			9/30/2021			6/30/2021			3/31/2021
		Taxable-	Taxable-		Taxable-	Taxable-		Taxable-	Taxable-		Taxable-	Taxable-		Taxable-	Taxable-
	Average	Equivalent	Equivalent	Average	Equivalent	Equivalent	Average	Equivalent	Equivalent	Average	Equivalent	Equivalent	Average	Equivalent	Equivalent
(Dollars in thousands)	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
Assets
Federal funds sold & interest-bearing bank balances	$199,788	$101	0.20%	$250,336	$98	0.16%	$347,242	$135	0.15%	$290,039	$81	0.11%	$145,595	$39	0.11%
Investment securities (1)	472,195	2,512	2.13	477,217	2,506	2.08	464,417	2,339	2.00	438,110	2,421	2.22	468,273	2,512	2.18
Loans (1)(2)(3)	1,974,804	21,429	4.39	1,975,014	21,559	4.33	1,919,926	19,945	4.12	2,014,600	21,375	4.26	2,033,219	21,574	4.30
Total interest-earning assets	2,646,787	24,042	3.67	2,702,567	24,163	3.55	2,731,585	22,419	3.26	2,742,749	23,877	3.49	2,647,087	24,125	3.70
Other assets	184,300			187,622			195,089			188,810			182,737
Total	$2,831,087			$2,890,189			$2,926,674			$2,931,559			$2,829,824
Liabilities and Shareholders' Equity
Interest-bearing demand deposits	$1,398,182	256	0.07	$1,430,845	273	0.08	$1,411,243	286	0.08	$1,394,384	292	0.08	$1,334,219	438	0.13
Savings deposits	227,676	57	0.10	215,957	55	0.10	209,112	53	0.10	200,439	50	0.10	183,576	45	0.10
Time deposits	298,618	372	0.51	313,148	461	0.58	349,215	598	0.68	382,467	739	0.78	397,271	909	0.93
Total interest-bearing deposits	1,924,476	685	0.14	1,959,950	789	0.16	1,969,570	937	0.19	1,977,290	1,081	0.22	1,915,066	1,392	0.29
Securities sold under agreements to repurchase	23,530	7	0.12	24,069	7	0.12	23,578	8	0.13	22,417	8	0.14	21,452	9	0.17
FHLB advances and other	1,850	22	4.74	1,956	23	4.70	45,071	123	1.09	57,896	164	1.14	58,000	171	1.20
Subordinated notes	31,969	503	6.29	31,954	503	6.29	31,938	503	6.29	31,924	502	6.29	31,909	502	6.29
Total interest-bearing liabilities	1,981,825	1,217	0.25	2,017,929	1,322	0.26	2,070,157	1,571	0.30	2,089,527	1,755	0.34	2,026,427	2,074	0.42
Noninterest-bearing demand deposits	540,139			559,882			548,923			545,617			516,849
Other	40,919			42,380			38,409			37,561			36,244
Total Liabilities	2,562,883			2,620,191			2,657,489			2,672,705			2,579,520
Shareholders' Equity	268,204			269,998			269,185			258,854			250,304
Total	$2,831,087			$2,890,189			$2,926,674			$2,931,559			$2,829,824
Taxable-equivalent net interest income / net interest spread		22,825	3.42%		22,841	3.29%		20,848	2.96%		22,122	3.15%		22,051	3.28%
Taxable-equivalent net interest margin			3.49%			3.35%			3.03%			3.24%			3.38%
Taxable-equivalent adjustment		(252)			(243)			(228)			(221)			(196)
Net interest income		$22,573			$22,598			$20,620			$21,901			$21,855
Ratio of average interest-earning assets to average interest-bearing liabilities			134%			134%			132%			131%			131%

NOTES:
(1) Yields and interest income on tax-exempt assets have been computed on a taxable-equivalent basis assuming a 21% tax rate.
(2) Average balances include nonaccrual loans.
(3) Interest income on loans includes prepayment and late fees, where applicable

ORRSTOWN FINANCIAL SERVICES, INC.
HISTORICAL TRENDS IN QUARTERLY FINANCIAL DATA (Unaudited)

(In thousands, except per share amounts )	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
Profitability for the quarter:
Net interest income	$22,573	$22,598	$20,620	$21,901	$21,855
Provision for loan losses	300	1,100	365	625	(1,000)
Noninterest income	7,474	7,293	7,651	6,664	7,544
Noninterest expenses	19,364	20,290	19,035	17,033	17,783
Income before income taxes	10,383	8,501	8,871	10,907	12,616
Income tax expense	2,015	1,795	1,679	2,131	2,409
Net income	$8,368	$6,706	$7,192	$8,776	$10,207

Financial ratios:
Return on average assets (1)	1.20%	0.93%	0.98%	1.20%	1.44%
Return on average equity (1)	12.65%	9.93%	10.69%	13.56%	16.31%
Net interest margin (1)	3.49%	3.35%	3.03%	3.24%	3.38%
Efficiency ratio	64.4%	67.9%	67.3%	59.6%	60.5%

Per share information:
Income per common share:
Basic	$0.77	$0.61	$0.66	$0.80	$0.93
Diluted	0.76	0.60	0.65	0.79	0.92
Book value	23.00	24.29	23.97	23.61	22.62
Tangible book value (2)	21.03	22.32	21.98	21.61	20.59
Cash dividends paid	0.19	0.19	0.19	0.18	0.18

Average basic shares	10,860	10,939	10,979	10,975	10,975
Average diluted shares	11,008	11,113	11,122	11,112	11,074
(1) Annualized.
(2) Non-GAAP based financial measure. Please refer to Appendix A - Supplemental Reporting of Non-GAAP Measures and GAAP to Non-GAAP Reconciliations for a discussion of our use of non-GAAP based financial measures, including tables reconciling GAAP and non-GAAP financial measures appearing herein.

ORRSTOWN FINANCIAL SERVICES, INC.
HISTORICAL TRENDS IN QUARTERLY FINANCIAL DATA (Unaudited)
(continued)
	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
Noninterest income:
Service charges	$1,073	$935	$993	$880	$885
Interchange income	981	1,080	1,030	1,064	955
Swap fee income	953	158	67	15	53
Wealth management income	2,869	2,897	2,917	2,930	2,723
Mortgage banking activities	721	1,225	1,333	1,162	2,189
Other income	1,023	995	832	602	594
Investment securities (losses) gains	(146)	3	479	11	145
Total noninterest income	$7,474	$7,293	$7,651	$6,664	$7,544

Noninterest expenses:
Salaries and employee benefits	$11,337	$12,095	$11,498	$10,212	$10,197
Occupancy, furniture and equipment	2,567	2,554	2,374	2,400	2,518
Data processing	1,053	1,020	990	1,032	1,019
Advertising and bank promotions	355	744	735	274	425
FDIC insurance	283	246	218	158	194
Professional services	808	693	562	579	721
Taxes other than income	564	392	16	462	451
Intangible asset amortization	292	303	314	324	334
Other operating expenses	2,105	2,243	2,328	1,592	1,924
Total noninterest expenses	$19,364	$20,290	$19,035	$17,033	$17,783

ORRSTOWN FINANCIAL SERVICES, INC.
HISTORICAL TRENDS IN QUARTERLY FINANCIAL DATA (Unaudited)
(continued)
	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
Balance Sheet at quarter end:
Cash and cash equivalents	$214,238	$208,710	$311,415	$336,762	$326,245
Restricted investments in bank stocks	6,791	7,252	7,051	9,691	10,307
Securities available for sale	529,730	472,438	445,018	450,402	407,690
Loans held for sale, at fair value	7,403	8,868	6,412	8,092	11,449
Loans:
Commercial real estate:
Owner occupied	256,526	238,668	196,585	191,595	177,934
Non-owner occupied	558,999	551,783	509,703	471,541	415,219
Multi-family	93,158	93,255	112,002	112,420	111,757
Non-owner occupied residential	102,269	106,112	100,088	99,631	101,381
Commercial and industrial (1)	443,170	485,728	540,205	599,123	750,831
Acquisition and development:
1-4 family residential construction	15,115	12,279	12,246	9,686	12,138
Commercial and land development	105,204	93,925	71,784	55,330	45,229
Municipal	14,626	14,989	13,631	14,452	19,238
Total commercial loans	1,589,067	1,596,739	1,556,244	1,553,778	1,633,727
Residential mortgage:
First lien	203,231	198,831	203,360	211,918	225,247
Home equity – term	5,820	6,081	7,079	8,321	9,183
Home equity – lines of credit	164,818	160,705	154,004	149,601	153,169
Installment and other loans	15,371	17,630	19,077	21,765	23,695
Total loans	1,978,307	1,979,986	1,939,764	1,945,383	2,045,021
Allowance for loan losses	(21,508)	(21,180)	(19,965)	(19,381)	(18,967)
Net loans held-for-investment	1,956,799	1,958,806	1,919,799	1,926,002	2,026,054
Goodwill	18,724	18,724	18,724	18,724	18,724
Other intangible assets, net	3,891	4,183	4,486	4,800	5,124
Total assets	2,900,537	2,834,565	2,870,182	2,912,717	2,963,534
Total deposits	2,545,992	2,464,929	2,502,108	2,494,100	2,547,089
Borrowings	26,412	25,197	29,598	80,709	80,736
Subordinated notes	31,978	31,963	31,948	31,932	31,918
Total shareholders' equity	254,804	271,656	268,569	265,938	254,448

(1) This balance includes $122.5 million, $189.9 million, $259.9 million, $355.6 million and $504.3 million of SBA PPP loans, net of deferred fees and costs, at March 31, 2022, December 31, 2021, September 30, 2021, June 30, 2021 and March 31, 2021, respectively.

ORRSTOWN FINANCIAL SERVICES, INC.
HISTORICAL TRENDS IN QUARTERLY FINANCIAL DATA (Unaudited)
(continued)
	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
Capital and credit quality measures (1):
Total risk-based capital:
Orrstown Financial Services, Inc	14.3%	15.0%	15.6%	15.6%	16.2%
Orrstown Bank	13.8%	14.0%	14.7%	14.6%	15.3%
Tier 1 risk-based capital:
Orrstown Financial Services, Inc	11.7%	12.2%	12.8%	12.7%	13.2%
Orrstown Bank	12.7%	12.9%	13.5%	13.5%	14.1%
Tier 1 common equity risk-based capital:
Orrstown Financial Services, Inc	11.7%	12.2%	12.8%	12.7%	13.2%
Orrstown Bank	12.7%	12.9%	13.5%	13.5%	14.1%
Tier 1 leverage capital:
Orrstown Financial Services, Inc	8.8%	8.5%	8.3%	8.0%	8.1%
Orrstown Bank	9.5%	8.9%	8.7%	8.5%	8.6%

Average equity to average assets	9.47%	9.34%	9.20%	8.83%	8.85%
Allowance for loan losses to total loans	1.09%	1.07%	1.03%	1.00%	0.93%
Total nonaccrual loans to total loans	0.28%	0.33%	0.47%	0.51%	0.48%
Nonperforming assets to total assets	0.19%	0.23%	0.32%	0.34%	0.33%
Allowance for loan losses to nonaccrual loans	390%	328%	219%	195%	192%

Other information:
Net (recoveries) charge-offs	$(28)	$(115)	$(219)	$211	$184
Classified loans	23,421	23,050	26,910	28,731	32,408
Nonperforming and other risk assets:
Nonaccrual loans	5,510	6,449	9,116	9,941	9,895
Other real estate owned	—	—	—	—	—
Total nonperforming assets	5,510	6,449	9,116	9,941	9,895
Restructured loans still accruing	575	804	839	852	921
Loans past due 90 days or more and still accruing (2)	238	1,201	362	212	196
Total nonperforming and other risk assets	$6,323	$8,454	$10,317	$11,005	$11,012
(1) Capital ratios are estimated, subject to regulatory filings.
(2) Includes $0.2 million, $0.3 million, $0.4 million, $0.2 million and $0.2 million of purchased credit impaired loans at March 31, 2022, December 31, 2021, September 30, 2021, June 30, 2021, and March 31, 2021, respectively. As of December 31, 2021, there was one loan for $0.9 million, which was in the process of collection and guaranteed by the SBA.

Appendix A- Supplemental Reporting of Non-GAAP Measures and GAAP to Non-GAAP Reconciliations
As a result of acquisitions, the Company has intangible assets consisting of goodwill and core deposit and other intangible assets, which totaled $22.6 million and $22.9 million at March 31, 2022 and December 31, 2021, respectively.
Management believes providing certain “non-GAAP” financial information will assist investors in their understanding of the effect of acquisition activity on reported results, particularly to overcome comparability issues related to the influence of intangibles (principally goodwill) created in acquisitions. Management also believes providing certain other “non-GAAP” financial information will assist investors in their understanding of the effect on recent financial results of non-recurring charges associated with increasing operational efficiencies for the long-term, and provide investors with clarity on its allowance for loan losses to total loans ratio. The Company believes that excluding SBA guaranteed loans, due to their credit enhancement, from loans held for investment is useful to investors due to the size and effect on the total and ratio.
Tangible book value per common share and allowance for loan losses to non-SBA guaranteed loans, as used by the Company in this earnings release, are determined by methods other than in accordance with U.S. Generally Accepted Accounting Principles ("GAAP"). While we believe this information is a useful supplement to GAAP based measures presented in this earnings release, readers are cautioned that this non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for financial measures determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of our results and financial condition as reported under GAAP, nor are such measures necessarily comparable to non-GAAP performance measures that may be presented by other companies. This supplemental presentation should not be construed as an inference that our future results will be unaffected by similar adjustments to be determined in accordance with GAAP.

The following tables present the computation of each non-GAAP based measure:
(dollars in thousands, except per share information)

Tangible Book Value per Common Share	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
Shareholders' equity	$254,804	$271,656	$268,569	$265,938	$254,448
Less: Goodwill	18,724	18,724	18,724	18,724	18,724
Other intangible assets	3,891	4,183	4,486	4,800	5,124
Related tax effect	(817)	(878)	(942)	(1,008)	(1,076)
Tangible common equity (non-GAAP)	$233,006	$249,627	$246,301	$243,422	$231,676

Common shares outstanding	11,079	11,183	11,205	11,263	11,251

Book value per share (most directly comparable GAAP based measure)	$23.00	$24.29	$23.97	$23.61	$22.62
Intangible assets per share	1.97	1.97	1.99	2.00	2.03
Tangible book value per share (non-GAAP)	$21.03	$22.32	$21.98	$21.61	$20.59

Allowance for Loan Losses to Non-SBA Guaranteed Loans:

	March 31, 2022	December 31, 2021
Allowance for loan losses	$21,508	$21,180
Gross loans	1,978,307	1,979,986
less: SBA guaranteed loans	(124,545)	(195,585)
Non-SBA guaranteed loans	$1,853,762	$1,784,401

Allowance for loan losses to non-SBA guaranteed loans	1.2%	1.2%

Appendix B- Investment Portfolio Concentrations
The following table summarizes the credit ratings and collateral associated with the Company's investment security portfolio, excluding equity securities, at March 31, 2022:
(dollars in thousands)

Sector	Portfolio Mix	Amortized Book	Fair Value	Credit Enhancement	AAA	AA	A	BBB	NR	Collateral Type
Unsecured ABS	1%	$6,548	$6,549	33%	—%	—%	—%	—%	100%	Unsecured Consumer Debt
Student Loan ABS	1	8,228	8,124	26	—	—	—	—	100	Seasoned Student Loans
Federal Family Education Loan ABS	18	97,140	95,572	6	85	15	—	—	—	Federal Family Education Loan (1)
PACE Loan ABS	1	3,350	3,267	5	100	—	—	—	—	PACE Loans (4)
Non-Agency RMBS	5	25,135	22,303	31	44	—	—	—	56	Reverse Mortgages (2)
Municipal - General Obligation	20	112,387	109,100		6	88	6	—	—
Municipal - Revenue	24	132,534	128,460		—	83	12	—	5
SBA ReRemic (5)	1	7,237	7,157		—	100	—	—	—	SBA Guarantee (3)
Agency MBS	25	135,262	130,257		—	100	—	—	—	Residential Mortgages (3)
U.S. Treasury securities	4	20,081	18,538		—	100	—	—	—
Bank CDs	—	249	249		—	—	—	—	100	FDIC Insured CD
	100%	$548,151	$529,576		19%	70%	4%	—%	7%

(1) Minimum of 18% guaranteed by U.S. government
(2) Reverse mortgages fund over time and credit enhancement is estimated based on prior experience
(3) 74% guaranteed by U.S. government agencies
(4) PACE acronym represents Property Assessed Clean Energy loans
(5) SBA ReRemic acronym represents Re-Securitization of Real Estate Mortgage Investment Conduits

Note : Ratings in table are the lowest of the three rating agencies (Standard & Poor's, Moody's & Fitch). Standard & Poor's rates U.S. government obligations at AA+

About the Company
With $2.9 billion in assets, Orrstown Financial Services, Inc. and its wholly-owned subsidiary, Orrstown Bank, provide a wide range of consumer and business financial services in Berks, Cumberland, Dauphin, Franklin, Lancaster, Perry, and York Counties, Pennsylvania and Anne Arundel, Baltimore, Howard, and Washington Counties, Maryland, as well as Baltimore City, Maryland. Orrstown Bank is an Equal Housing Lender and its deposits are insured up to the legal maximum by the FDIC. Orrstown Financial Services, Inc.’s common stock is traded on Nasdaq (ORRF). For more information about Orrstown Financial Services, Inc. and Orrstown Bank, visit www.orrstown.com.
Cautionary Note Regarding Forward-looking Statements:
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements reflect the current views of the Company's management with respect to, among other things, future events and the Company's financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “project,” “forecast,” “goal,” “target,” “would” and “outlook,” or the negative variations of those words or other comparable words of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about the Company's industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond the Company's control. Forward-looking statements are statements that include projections, predictions, expectations, estimates or beliefs about events or results or otherwise are not statements of historical factors, many of which, by their nature, are inherently uncertain and beyond the Company's control, and include, but are not limited to, statements related to new business development, new loan opportunities, growth in the balance sheet and fee-based revenue lines of business, merger and acquisition activity, reducing risk assets and mitigating losses in the future. Accordingly, the Company cautions you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements and there can be no assurances that the Company will achieve the desired level of new business development and new loans, growth in the balance sheet and fee-based revenue lines of business, successful merger and acquisition activity and continued reductions in risk assets or mitigate losses in the future. In addition to risks and uncertainties related to the COVID-19 pandemic (including those related to variants) and resulting governmental and societal responses, factors which could cause the actual results of the Company's operations to differ materially from expectations include, but are not limited to: ineffectiveness of the Company's strategic growth plan due to changes in current or future market conditions; the effects of competition and how it may impact our community banking model, including industry consolidation and development of competing financial products and services; the integration of the Company's strategic acquisitions; the inability to fully achieve expected savings, efficiencies or synergies from mergers and acquisitions, or taking longer than estimated for such savings, efficiencies and synergies to be realized; changes in laws and regulations; interest rate movements; changes in credit quality; inability to raise capital, if necessary, under favorable conditions; volatility in the securities markets; the demand for our products and services; deteriorating economic conditions; expenses associated with pending litigation and legal proceedings; the failure of the SBA to honor its guarantee of loans issued under the SBA PPP; the timing of the repayment of SBA PPP loans and the impact it has on fee recognition; our ability to convert new relationships gained through the SBA PPP efforts to full banking relationships; and other risks and uncertainties, including those set forth under the heading "Risk Factors" in the Company's 2021 Annual Report on Form 10-K and subsequent filings with the Securities and Exchange Commission. The foregoing list of factors is not exhaustive.
If one or more events related to these or other risks or uncertainties materializes, or if the Company's underlying assumptions prove to be incorrect, actual results may differ materially from what the Company anticipates. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and the Company does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New risks and uncertainties arise from time to time, and it is not possible for the Company to predict those events or how they may affect it. In addition, the Company cannot assess the impact of each factor on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements, expressed or implied, included in this press release are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that the Company or persons acting on the Company's behalf may issue.
The review period for subsequent events extends up to and includes the filing date of a public company’s financial statements, when filed with the Securities and Exchange Commission. Accordingly, the consolidated financial information presented in this announcement is subject to change.

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